SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2009
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, and its subsidiary Pac-Van, Inc., an Indiana corporation, GFN Mobile Storage Inc., a Delaware corporation, and GFN U.S. Australasia Holdings, Inc., a Delaware corporation, its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation, its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, and its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”). RWA and its subsidiaries are collectively referred to in this Report as “Royal Wolf.”

		Page
Item 3.02	Unregistered Sales of Equity Securities	1

Item 8.01	Other Events	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

 i

Item 3.02  Unregistered Sales of Equity Securities

The Company is conducting a private placement of Series A 12.5% Cumulative Preferred Stock, par value $0.0001 per share and liquidation preference of $50 per share (“Series A Preferred Stock”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder pursuant to which it seeks to raise an aggregate amount of $15,000,000 (the “Offering”).

On November 11, 2009, the Company completed the third closing of the Offering (the “Third Closing”) pursuant to a stock purchase agreement dated November 11, 2009.  The form of Series A Preferred Stock Purchase Agreement is filed as Exhibit 10.1 and incorporated by reference herein.  Total proceeds from the second closing were approximately $50,000.  Pursuant to the Certificate of Designation for the Series A Preferred Stock, each share of Series A Preferred Stock will pay cumulative cash distributions at a rate of 12.5% per annum, subject to declaration by the board of directors of the Company.  The Series A Preferred Stock is not convertible into common stock.

The Company intends to use the proceeds from the Offering to acquire portable storage companies in the United States through its subsidiary GFNMS, to acquire portable storage companies in new markets outside of the United States and Australia and for general corporate purposes of the Company. We may also use the net proceeds of this offering to grow the business of its subsidiary Royal Wolf in Australia, New Zealand or other markets or to grow the business of Pac-Van in the United States or other markets, in each case through a variety of means which could include repayment of amounts outstanding under a senior secured loan facility or subordinated debt, investment in lease fleet or sales inventory, the completion of additional acquisitions or use of such funds for general corporate purposes.

The Series A Preferred Stock sold offering in the Offering has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Based on the representations made in the transaction documents, the Company believes that the purchasers of Series A Preferred Stock are “accredited investors,” as such term is defined in Rule 501(a) promulgated under the Securities Act. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any the Company’s securities, nor will there be any sale of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

In connection with the Offering, the Company and the Investors entered into a Registration Rights Agreement under which the Company agreed to register for public trading the Series A Preferred Stock no later than February 13, 2010.  The form of Registration Rights Agreement is filed as Exhibit 10.2 and incorporated by reference herein.

The Company did not pay any commissions in connection with the sale of Series A Preferred Stock in the Third Closing.

Item 8.01 Other Events

On November 11, 2009 GFN issued a press release which announced its consolidated financial results for the first quarter ended September 30, 2009.  The press release also announced that a conference call is scheduled for Thursday, November 12, 2009 at 11:30 a.m. (EDT) to discuss these results. The conference call number for U.S. participants is (866) 901-5096, the conference call number for participants outside the U.S. is (706) 643-3717 and the conference ID number for both conference call numbers is 37269963.  A replay of the conference call may be accessed through November 27, 2009 by U.S. callers by calling (800) 642-1687 or by callers outside the U.S. by calling (706) 645-9291; both U.S. callers and callers outside of the U.S. will utilize conference ID number 37269963 to access the replay of the conference call.

A copy of the press release of GFN dated November 11, 2009 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibits:

10.1           Form of Series A Preferred Stock Purchase Agreement

10.2           Form of Registration Rights Agreement

99.1           Press Release of GFN dated November 11, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: November 12, 2009	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Form of Series A Preferred Stock Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release of GFN dated November 11, 2009

3